Exhibit (h)(viii)(1)

Execution Version

MASTER AMENDED AND RESTATED

SECURITIES LENDING AUTHORIZATION AGREEMENT

Among

SPDR SERIES TRUST, SPDR INDEX SHARES, SSGA ACTIVE TRUST, and

SSGA MASTER TRUST

EACH ON BEHALF OF EACH OF ITS RESPECTIVE SERIES

AS LISTED ON SCHEDULE B,

SEVERALLY AND NOT JOINTLY,

and

STATE STREET BANK AND TRUST COMPANY

22.	MISCELLANEOUS	18

23.	CONFIDENTIALITY	19

24.	USE OF DATA	19

25.	COUNTERPARTS	20

26.	MODIFICATION	20

27.	CLIENT NOTIFICATION OF LIMITATION OF LIABILITY OF TRUSTEES AND SHAREHOLDERS	20

EXHIBITS AND SCHEDULES

SCHEDULE A (Schedule of Fees)

SCHEDULE B (Funds)

SCHEDULE C (Acceptable Forms of Collateral)

SCHEDULE D (Schedule of Approved Borrowers)

MASTER AMENDED AND RESTATED

SECURITIES LENDING AUTHORIZATION AGREEMENT

Agreement dated the 6th day of January, 2017 among SPDR SERIES TRUST, SPDR INDEX SHARES, SSGA ACTIVE TRUST, and SSGA MASTER TRUST, each an open-end management investment company, organized as a Massachusetts business trust, on behalf of each of its respective series as listed on Schedule B, severally and not jointly, each a registered management investment company organized and existing under the laws of Massachusetts (each, a “Trust”), and STATE STREET BANK AND TRUST COMPANY acting either directly or through the State Street Affiliates (defined below) (collectively “State Street”), setting forth the terms and conditions under which State Street is authorized to act on behalf of the Trust with respect to the lending of certain securities of the Trust held by State Street as agent, trustee or custodian.

This Agreement shall be deemed for all purposes to constitute a separate and discrete agreement between State Street and each of the series of each Trust as listed on Schedule B to this Agreement (such Trust acting on behalf of each of its series, a “Fund” and collectively, the “Funds”) as it may be amended by the parties, and no series of shares of a Trust shall be responsible or liable for any of the obligations of any other series of such Trust or of any other Trust under this Agreement or otherwise, notwithstanding anything to the contrary contained herein.

NOW, THEREFORE, in consideration of the mutual promises and of the mutual covenants contained herein, each of the parties hereto does hereby covenant and agree as follows:

1.    Definitions. For the purposes hereof:

(a)    “Authorized Representative” means any individual designated by a Fund in a written notice to State Street as authorized to act on behalf of such Fund with respect to any of the transactions contemplated by this Agreement, and all individuals so designated shall remain authorized representatives until State Street receives a notice revoking such designation.

(b)    “Available Securities” means the securities of the Funds that are available for Loans pursuant to Section 3.

(c)    “Borrower” means any of the entities to which Available Securities may be loaned under a Securities Loan Agreement, as described in Section 4.

(d)    “Collateral” means collateral delivered by a Borrower to secure its obligations under a Securities Loan Agreement.

(e)    “Fee Income” means fee income received from a Borrower, including Negative Rebates paid by a Borrower in connection with Loans, premiums in connection with non-cash Collateral and fees in connection with fee for holds or other arrangements.

(f)    “Government Portfolio” means the State Street Navigator Securities Lending Government Money Market Portfolio.

(g)    “Investment Manager” when used in any provision, means the person or entity that has discretionary authority over the investment of the Available Securities to which the provision applies.

(h)    “Loan” means a loan of Available Securities to a Borrower made under a Securities Loan Agreement.

(i)    “Loaned Security” shall mean any “security” which is delivered as a Loan under a Securities Loan Agreement; provided that, if any new or different security shall be exchanged for any Loaned Security by recapitalization, merger, consolidation, or other corporate action, such new or different security shall, effective upon such exchange, be deemed to become a Loaned Security in substitution for the former Loaned Security for which such exchange was made.

(j)    “Minimum Total Spread Test” has the meaning set forth in Section 3.

(k)    “Market Value” of a security means the market value of such security (including, in the case of a Loaned Security that is a debt security, the accrued interest on such security) as determined by the independent pricing service designated by State Street, or such other independent sources as may be selected by State Street on a reasonable basis.

(l)    “Negative Rebate” means fees paid by a Borrower for the use of certain securities despite having posted cash Collateral.

(m)    “Net Investment Income” means income (including interest, dividends and realized capital gains) distributed in respect of the investment of cash Collateral, net of applicable fees, charges and expenses, which, in the case of investment of Collateral in a registered fund would be charged prior to distribution.

(n)    “Obligations” means any and all liabilities and obligations of the Fund to State Street arising under or in respect of this Agreement, whether mature or unmatured, contingent or otherwise, including any obligation of the Fund to pay State Street or to reimburse State Street for any credit, advance, overdraft or other indebtedness of the Fund to State Street.

(o)    “Rebate” means the fee paid to a Borrower for the use of cash Collateral.

(p)    “Replacement Securities” means securities of the same issuer, class and denomination as Loaned Securities.

(q)    “Securities Loan Agreement” means the agreement between a Borrower and State Street (on behalf of each of the Funds) that governs Loans, as described in Section 5.

(r)    “State Street Affiliates” means any entity that directly or indirectly through one or more intermediaries, controls State Street or that is controlled by or is under common control with State Street.

(s)    “Total Spread” has the meaning set forth in Section 3.

2.    Appointment of State Street.

Each Fund hereby appoints and authorizes State Street as its agent to lend Available Securities to Borrowers in accordance with the terms of this Agreement. State Street shall have the responsibility and authority to do or cause to be done all acts State Street shall determine to be desirable, necessary, or appropriate to implement and administer this securities lending program. Each Fund agrees that State

Street is acting as a fully disclosed agent and not as principal in connection with the securities lending program. State Street may take action as agent of the Fund on an undisclosed or a disclosed basis. State Street is also hereby authorized to request a third party bank to undertake certain custodial functions in connection with holding of the Collateral provided by a Borrower pursuant to the terms hereof. In connection therewith, State Street may instruct such third party bank to establish and maintain a Borrower’s account and a State Street account wherein all Collateral, including cash, shall be maintained by such bank (as applicable) in accordance with the terms of a form of custodial arrangement which shall also be consistent with the terms hereof.

Each Fund also appoints and authorizes State Street as its agent, to enter into fee for holds arrangements with respect to certain Available Securities. State Street will, in return for a fee from the Borrower, hold and reserve certain Available Securities and refrain from lending such Available Securities to any third party without the Borrower’s permission, provided, however, that the fee for holds arrangements shall not restrict or otherwise affect the Fund’s ownership rights (including the ability to sell such Available Securities at any time deemed appropriate by the Fund) with regard to the Available Securities.

3.    Securities to be Loaned.

All of the Fund’s securities held by State Street as trustee or custodian shall be subject to this securities lending program and constitute Available Securities hereunder, except those securities which the Fund or the Investment Manager specifically identifies herein or in notices to State Street as not being Available Securities. In the absence of any such identification herein or other notices identifying specific securities as not being Available Securities, State Street shall have no authority or responsibility for determining whether any of the Fund’s securities should be excluded from the securities lending program.

State Street will not make a Loan on behalf of a Fund if as a result of such Loan the aggregate outstanding Loans for such Fund would be in excess of twenty-five percent (25%) of such Fund’s total asset value, or such alternative limit established by the Fund and communicated in writing to, and acknowledged by, State Street. The parties hereto acknowledge and agree that no such future communication by the Fund shall increase the lending limit above the regulatory limit of thirty-three and on-third percent (33 1/3%). Should the applicable law, or any alternative limit established by the Fund with respect to the maximum percentage of a Fund’s assets that the Fund may have on-loan change, an Authorized Representative of the Fund or the Investment Manager shall so notify State Street and such alternative limit will become effective when receipt of the Fund’s notification is acknowledged by State Street. This test will be applied based on asset valuations made available to State Street at the close of business on the immediately prior day.

At the initiation of each Loan collateralized with cash Collateral, the Total Spread must be equal to or greater than twenty-five (25) basis points (the “Minimum Total Spread Test”). For the avoidance of doubt, loans may have a Total Spread that is lower than twenty-five (25) basis points during the term of the loan so long as the loan satisfied the Minimum Total Spread Test at initiation. There will be no Minimum Total Spread Test applied to Loans collateralized with non-cash Collateral.

For purposes of the Minimum Total Spread Test:

“Total Spread” means, the difference between the yield of the Government Portfolio as reported by the Government Portfolio on the preceding day (or if no yield was reported on the preceding day, the last day a yield was reported), and the Rebate rate. The Fund is aware that because the Minimum Total Spread Test is based off of the yield of the Government Portfolio on the preceding day there may be instances where there are more loans made or fewer loans made than would have otherwise been made in each case if the Minimum Total Spread Test was based off of the yield of the Government Portfolio on the day the loan is actually made.

4.    Borrowers.

The Available Securities may be loaned to any Borrower identified on Schedule D, the Schedule of Approved Borrowers, as such schedule may be modified from time to time by State Street and the Fund as stated herein. In no event may Available Securities be loaned to any Borrower who is an affiliate of State Street, whether or not such Borrower is listed on Schedule D. State Street shall provide the Funds with a list of current Borrowers that State Street has selected, and shall update such list monthly except where such list remains unchanged from the previous month. Except for any potential Borrowers with respect to whom a Fund notifies State Street in writing that the Borrower is unacceptable, the updated list shall become the amended Schedule D. Any Borrowers deleted from State Street’s list of current Borrowers shall automatically be deleted at the same time from Schedule D.

State Street shall not be responsible for any statements, representations, warranties or covenants made by any Borrower in connection with any Loan or for any Borrower’s performance of or failure to perform the terms of any Loan under the applicable Securities Loan Agreement or any related agreement, including the failure to make any required payments, except as otherwise expressly provided herein.

5.    Securities Loan Agreements. Each Fund authorizes State Street to enter into one or more Securities Loan Agreements with such Borrowers as may be selected by State Street from Schedule D. Each Securities Loan Agreement shall have such terms and conditions as State Street may negotiate with the Borrower; provided, however, that the terms and conditions of Loans thereunder respecting Available Securities of the Funds shall be consistent with the terms hereof and that, unless agreed otherwise by a Fund, each such Securities Loan Agreement shall have such terms and conditions as are necessary to cause any Loan thereunder to be treated as a transaction to which section 1058 of the Internal Revenue Code of 1986, as amended (the “Code”) applies and to cause any payments with respect to such Loans to constitute “payments with respect to securities loans” as defined in section 512(a)(5) of the Code. Certain terms of individual Loans, including the Rebate to be paid to the Borrower for the use of cash Collateral, shall be negotiated at the time a Loan is made.

6.    Loans of Available Securities.

State Street shall be responsible for determining whether any Loans of Available Securities shall be made and for negotiating and establishing the terms of each such Loan. State Street shall have the authority to terminate any Loan in its discretion, at any time and without prior notice to the Fund. In the event of a default (within the meaning of the applicable Securities Loan Agreement) by a Borrower on any Loan State Street shall be fully protected in acting in any manner it deems reasonable and appropriate. Upon notice to State Street, the Fund has the right to direct State Street to initiate action to terminate any Loan made under this Agreement.

Each Fund acknowledges that State Street administers securities lending programs for other clients of State Street. State Street will allocate securities lending opportunities among its clients, using reasonable and equitable methods, as described in the State Street Agency Securities Lending Program Description of Risks and Conflicts of Interest, established by State Street from time to time. State Street does not represent or warrant that any amount or percentage of the Fund’s Available Securities will in fact be loaned to Borrowers. Each Fund agrees that it shall have no claim against State Street and State Street shall have no liability arising from, based on, or relating to, loans made for other clients, or loan opportunities refused hereunder, whether or not State Street has made fewer or more loans for any other client, and whether or not any loan for another client, or the opportunity refused, could have resulted in loans made under this Agreement.

Each Fund also acknowledges that, under the applicable Securities Loan Agreements, the Borrowers will not be required to return Loaned Securities immediately upon receipt of notice from State Street terminating the applicable Loan, but instead will be required to return such Loaned Securities within such period of time following such notice as is specified in the applicable Securities Loan Agreement, and in no event later than the earlier to occur of (a) the end of the customary settlement period for such securities; or (b) except as otherwise agreed, the close of the fifth business day (meaning a day that the relevant market is open for trading and clearing) for the relevant market (or markets), following the day on which Borrower receives notice of said termination. Upon receiving a notice from the Fund or the Investment Manager that Available Securities which have been loaned to a Borrower should no longer be considered Available Securities (whether because of the sale of such securities or otherwise), State Street shall use its reasonable efforts to notify promptly thereafter the Borrower which has borrowed such securities that the Loan of such Available Securities is terminated and that such Available Securities are to be returned within the time specified by the applicable Securities Loan Agreement and in no event later than the earlier of (a) the end of the customary settlement period for such securities; or (b) except as otherwise agreed the close of the fifth business day (meaning a day that the relevant market is open for trading and clearing) for the relevant market (or markets), following the day on which Borrower receives notice of said termination.

7.    Distributions on and Voting Rights with Respect to Loaned Securities.

Except as provided in the next sentence, all substitute interest, dividends, and other distributions paid with respect to Loaned Securities shall be credited to the Fund’s account on the date such amounts are delivered by the Borrower to State Street. Any non-cash distribution on Loaned Securities which is in the nature of a stock split or a stock dividend shall be added to the Loan (and shall be considered to constitute Loaned Securities) as of the date such non-cash distribution is received by the Borrower; provided that the Fund or Investment Manager may, by giving State Street ten (10) business days’ notice prior to the date of such non-cash distribution, direct State Street to request that the Borrower deliver such non-cash distribution to State Street, pursuant to the applicable Securities Loan Agreement, in which case State Street shall credit such non-cash distribution to the Fund’s account on the date it is delivered to State Street.

Each Fund acknowledges that it will not be entitled to participate in any dividend reinvestment program or to vote with respect to Available Securities that are on loan on the applicable record date for such Available Securities. Notwithstanding the foregoing, each Fund reserves the right to recall Loans to vote proxies if a material event affecting the investment, as determined by the Fund or its Investment Manager, is to occur. In such event, the Fund shall instruct State Street, at least ten (10) business days prior to the record date established for determining the identity of stockholders entitled to vote the Loan Securities, to terminate the Loan of the Loan Securities. State Street shall use reasonable efforts to terminate the Loan at least five (5) business days prior to the record date.

Each Fund also acknowledges that any payments of distributions from Borrower to the Fund are in substitution for the interest or dividend accrued or paid in respect of Loaned Securities and that the tax and accounting treatment of such payment may differ from the tax and accounting treatment of such interest or dividend.

If an installment, call or rights issue becomes payable on or in respect of any Loaned Securities, State Street shall use all reasonable endeavors to ensure that any timely instructions from the Fund or its Investment Manager are complied with, but State Street shall not be required to make any payment unless the Fund has first provided State Street with funds to make such payment.

Each Fund acknowledges and agrees that, with respect to a dividend paid during the Loan term by a company that is a resident of France, the Fund will not be entitled to receive, either from the French company or the Borrower, any additional dividends (sometimes referred to as “complementary coupons”) declared and payable by such company that are equivalent to a refund of any prepayment of French tax (“equalization tax” or “precompte”) or an additional tax credit adjustment (“credit d’impot”).

Each Fund further acknowledges and agrees that the Fund will be required to accept cash in lieu of fractional shares in all instances in which an issuer does not issue fractional shares.

8.    Collateral.

(a)    Receipt of Collateral. Each Fund hereby authorizes State Street (or a third party bank as described in Section 2 above) to receive and to hold, on the Fund’s behalf, Collateral from Borrowers to secure the obligations of Borrowers with respect to any Loan of Available Securities made on behalf of the Fund pursuant to the Securities Loan Agreements. All investments of cash Collateral shall be for the account and at the risk of the Fund. Concurrently with or prior to the delivery of the Loaned Securities to the Borrower under any Loan, State Street shall receive from the Borrower Collateral in any of the forms listed on Schedule C. Said Schedule may be amended from time to time by State Street and the Fund.

(b)    Marking to Market. The initial Collateral received shall have (depending on the nature of the Loaned Securities and the Collateral received) a value of 102% or 105% of the Market Value of the Loaned Securities, or such other value, but not less than 102% of the Market Value of the Loaned Securities, as may be applicable in the jurisdiction in which such Loaned Securities are customarily traded.

Pursuant to the terms of the applicable Securities Loan Agreement, State Street shall, in accordance with State Street’s reasonable and customary practices, mark Loaned Securities and Collateral to their Market Value each business day based upon the Market Value of the Collateral and the Loaned Securities at the close of business employing the most recently available pricing information, and ensure that each applicable Securities Loan Agreement shall require each Borrower to deliver additional Collateral (for Collateral comprised of a letter of credit, an additional or replacement letter of credit) to State Street as follows:

In the case of Loans from a Fund to a Borrower of (i) US equity securities or (ii) US corporate debt securities, the Borrower will in each case be required to deliver additional Collateral in the event that the Market Value of the Collateral in respect of such Loans is less than one hundred and two percent (102%) of the Market Value of the Loaned Securities, and such additional Collateral together with all Collateral previously delivered in respect of such Loans shall have a Market Value of not less than one hundred and two percent (102%) of the Market Value of the Loaned Securities.

Unless market practice otherwise permits, in the case of Loans from a Fund to a Borrower of non-US equity securities, the Borrower will be required to deliver additional Collateral in the event that the Market Value of the Collateral in respect of such Loans is less than one hundred and five percent (105%) of the Market Value of the Loaned Securities, and such additional Collateral together with all Collateral previously delivered in respect of such Loans shall have a Market Value of not less than one hundred and five percent (105%) of the Market Value of the Loaned Securities; provided, however, that, notwithstanding any contrary market practice that would permit the collateralization of Loans of non-US equity securities below one hundred and five percent (105%), no Loans of non-US equity securities shall be collateralized at a level below one hundred percent (100%) without requiring the Borrower to deliver additional Collateral such that any additional Collateral together with all Collateral previously delivered in respect of such Loans shall have a Market Value of not less than one hundred percent (100%) of the Market Value of the Loaned Securities.

In the case of Loans from a Fund to a Borrower of (i) US government securities (including securities issued by US agencies or instrumentalities), (ii) sovereign debt issued by non-US governments, or (iii) non-US corporate debt securities the Borrower will in each case be required to deliver additional Collateral in the event that the Market Value of the Collateral in respect of such Loans is less than one hundred percent (100%) of the Market Value of the Loaned Securities, and such additional Collateral together with all Collateral previously delivered in respect of such Loans shall have a Market Value of not less than one hundred and two percent (102%) of the Market Value of the Loaned Securities.

(c)    Return of Collateral. The Collateral shall be returned to Borrower at the termination of the Loan upon the return of the Loaned Securities by Borrower to State Street in accordance with the applicable Securities Loan Agreement.

(d)    Limitations. State Street shall invest cash Collateral in accordance with any directions, including any limitations established by the Trusts and set forth on Schedule A. State Street does not assume any market or investment risk of loss with respect to the investment of cash Collateral. If the value of the cash Collateral so invested is insufficient to return any and all other amounts due to such Borrower pursuant to the Securities Loan Agreement, the relevant Fund shall be responsible for such shortfall as set forth in Section 9.

9.    Investment of Cash Collateral and Compensation.

(a)    Investment of Cash Collateral. To the extent that a Loan is secured by cash Collateral, such cash Collateral, including money received with respect to the investment of the same, or upon the maturity, sale, or liquidation of any such investments, shall be invested by State Street, subject to the directions referred to in Section 8(d) above. State Street does not assume any market or investment risk of loss associated with any investment or change of investment in any such investments, including any cash Collateral investment vehicle designated on Schedule A.

(b)    Cash Collateral Investments Not Guaranteed. Each Fund acknowledges that interests in such mutual funds, securities lending trusts and other collective investment funds, to which State Street and/or one or more of the State Street Affiliates provide services are not guaranteed or insured by State Street or any of the State Street Affiliates or by the Federal Deposit Insurance Corporation or any government agency.

(c)    Net Investment Income and Fee Income. The sum of Net Investment Income and Fee Income shall be allocated on a monthly basis among the Borrower, State Street, and the Fund, as follows: (a) a portion of such income shall be paid to the Borrower in accordance with the agreement negotiated between the Borrower and State Street; (b) the balance, if any, shall be split between State Street, as compensation for its services in connection with this securities lending program, and the Fund and such income shall be credited to the Fund’s account, in accordance with the fee split set forth on Schedule A.

In the event that, for a given monthly period, the sum of Net Investment Income and Fee Income does not equal or exceed the amount due the Borrower (the Rebate fee for the use of cash Collateral) in accordance with the agreement between Borrower and State Street, State Street and the Fund shall, in accordance with the fee split set forth on Schedule A, share the amount equal to the difference between such sum and the amounts to be paid to the Borrower pursuant to the Securities Loan Agreement. The Fund shall be solely responsible for any and all amounts due to Borrowers under the applicable Securities Loan Agreements, including, but not limited to (i) the payment to the Borrower of the Rebate fee, subject to State Street’s obligations in the immediately preceding sentence, (ii) the return to the Borrower, on termination of the loan and based on mark-to-market valuations, of Collateral pledged or otherwise posted by the Borrower with respect to any Loan, (iii) payment to the Borrower of interest, dividends and distributions on non-cash Collateral, (iv) any taxes imposed on a Loan for which the Fund is responsible by law, rule or regulation, and (v) any amounts erroneously credited to the Fund’s custody account and which are due and owing to either State Street or the Borrower.

(d)    Loan Premiums. To the extent that a Loan is secured by non-cash Collateral, the Borrower shall be required to pay a loan premium, the amount of which shall be negotiated by State Street.

(e)    Advances. State Street may, but is not obligated to, advance funds required to be paid by the Fund pursuant to Securities Loan Agreement or this Agreement. Each Fund hereby agrees that it shall reimburse State Street for any and all funds advanced by State Street on behalf of the Fund as a consequence of the Fund’s obligations hereunder, including the Fund’s obligation to return cash Collateral to the Borrower and to pay any fees due the Borrower, all as provided in Section 8 hereof or this Section 9.

(f)    Right to Debit or Set Off. State Street may at any time charge or debit (i) any account of the Fund maintained by State Street in any capacity or (ii) any account of the Fund maintained on behalf of State Street in any capacity, (or set off any amounts otherwise payable or creditable to any such account described in subsections (i) and (ii)), and may sell or otherwise liquidate investments made with cash Collateral, to pay any amounts due to a Borrower under a Securities Loan Agreement or any Obligations of the Fund. The Fund acknowledges that whenever State Street exercises its rights under this Paragraph (f) with respect to Obligations of the Fund, State Street is acting in a principal capacity on its own behalf and not on behalf of the Fund.

10.    Fee Disclosure. The fees associated with the investment of cash Collateral in funds maintained or advised by State Street are disclosed on Schedule A hereto. Said fees may be changed from time to time by State Street upon notice to the Funds, in accordance with the governing documents of the applicable trust. An annual report with respect to such funds is available to the Funds, at no expense, upon request.

11.    Recordkeeping and Reports. State Street will establish and maintain such records as are reasonably necessary to account for Loans that are made and the income derived therefrom. State Street’s records shall be presumed to reflect accurately any instructions, directions or other communications regardless of how communicated, sent or delivered from any Authorized Representative. On a monthly basis, State Street will provide the Funds with a statement describing the Loans made, and the income derived from the Loans, during the period covered by such statement, Each party to this Agreement shall comply with the reasonable requests of the other for information necessary to the requester’s performance of its duties in connection with this securities lending program.

Each Fund hereby agrees to participate in data aggregation services which provide securities lending market analysis, provided however, that State Street is only authorized to provide information relating to the Fund’s lending program, including Available Securities and Loaned Securities, (i) on an anonymous basis for aggregation into the database, (ii) if the identity of the Fund as owner of the securities is in no way identifiable, and (iii) the aggregator agrees to treat all information provided to it confidentially and to use such information solely for the purposes of providing the data aggregation service. If the Fund elects not to continue to participate in any such service at any time, State Street shall cease providing the Fund’s information to the aggregation service within five (5) business days of written notification to that effect from the Fund.

12.    Standard of Care and Indemnification.

(a)    State Street shall use reasonable care in the performance of its duties hereunder consistent with that exercised by banks generally in the performance of duties arising from acting as agent for clients in securities lending transactions.

(b)    Each Fund shall indemnify State Street and hold State Street harmless from any loss or liability (including without limitation, the reasonable fees and disbursements of counsel) incurred by State Street in rendering services hereunder or in connection with any breach of the terms of this Agreement by such Fund, except such loss or liability which results from State Street’s failure to exercise the standard of care required by this Section 12. Nothing in this Section shall derogate from the indemnities provided by State Street in Section 14.

(c)    Notwithstanding any express provision to the contrary herein, State Street shall not be liable for any indirect, consequential, incidental, special or exemplary damages, even if State Street has been apprised of the likelihood of such damages occurring.

(d)    Each Fund acknowledges that in the event that its participation in securities lending generates income for the Fund, State Street may be required to withhold tax or may claim such tax from the Fund as is appropriate in accordance with applicable law.

(e)    State Street, in determining the Market Value of Securities, including without limitation, Collateral, may rely upon any recognized pricing service and shall not be liable for any errors made by such service.

13.    Representations and Warranties.

Each party hereto represents and warrants that (a) it has and will have the legal right, power and authority to execute and deliver this Agreement, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; (c) this Agreement constitutes a legal, valid, and binding obligation enforceable against it; and (d) the execution, delivery, and performance by it of this Agreement will at all times comply with all applicable laws and regulations.

Each Fund represents and warrants that (a) it has made its own determination as to the tax and accounting treatment of any dividends, remuneration or other funds received hereunder; and (b) it is the legal and beneficial owner of (or exercises complete investment discretion over) all Available Securities free and clear of all liens, claims, security interests and encumbrances and no such security has been sold, and that it is entitled to receive all distributions made by the issuer with respect to Loaned Securities.

Each Fund further represents and warrants that it will immediately notify State Street orally and by written notice, of the relevant details of any corporate actions, private consent offers/agreements and/or any other off-market arrangements that may require the recall and/or restriction of a security from lending activity. Such written notice shall be delivered sufficiently in advance so as to: (a) provide State Street with reasonable time to notify Borrowers of any instructions necessary to comply with the terms of the corporate actions, private consent offers/agreements and/or other off-market arrangements, and (b) provide such Borrowers with reasonable time to comply with such instructions.

The person executing this Agreement on behalf of each Fund represents that he or she has the authority to execute this Agreement on behalf of such Fund.

Each Fund represents and warrants that it is (i) a “qualified investor” within the meaning of Section 3(a)(54)(A) of the Securities Exchange Act of 1934, as amended; or (ii) an employee benefit plan that owns and invests on a discretionary basis not less than US $25,000,000 in investments. Each Fund agrees to notify State Street immediately of any changes in the information set forth in this subparagraph of this Section 13.

Each Fund hereby represents to State Street that: (i) its policies and objectives generally permit it to engage in securities lending transactions; (ii) its policies permit it to purchase shares of the State Street Navigator Securities Lending Trust with cash Collateral; (iii) its participation in State Street’s securities lending program, including the investment of cash Collateral in the Government Portfolio, and the existing series thereof has been approved by a majority of the trustees that are not “interested persons” within the meaning of section 2(a)(19) of the Investment Company Act of 1940, as amended, of the Fund and such trustees will evaluate the securities lending program no less frequently than annually to determine that the investment of cash Collateral in the State Street Navigator Securities

Lending Trust, including any series thereof, is in the Fund’s best interest; (iv) its prospectus provides appropriate disclosure concerning its securities lending activity; and (v) that the trustees have obtained competing quotes with respect to lending agent fees from at least three independent lending agents or a report of an independent consultant to assist the trustees in determining that the fees for State Street’s services hereunder are fair and reasonable in light of the usual and customary charges imposed by others for services of the same nature and quality.

Each Fund hereby further represents that it is not subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to this Agreement and the Available Securities; that it qualifies as an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended; and that the taxpayer identification number and corresponding tax year-end are as set forth on Schedule B.

Each Fund hereby further represents and warrants that it has received and reviewed the State Street Agency Securities Lending Program Description of Risks and Conflicts of Interest and, with respect to each investment vehicle set forth on Schedule A hereto, it has received and reviewed, as of the date of this Agreement, the disclosure memorandum, confidential offering memorandum or equivalent offering document of each such investment vehicle.

14.    Borrower Default Indemnification.

(a)    If at the time of a default (within the meaning of the applicable Securities Loan Agreement) by a Borrower with respect to a Loan, some or all of the Loaned Securities under such Loan have not been returned by the Borrower, and subject to the terms of this Agreement, State Street shall indemnify the Fund against the failure of the Borrower as follows. State Street shall purchase a number of Replacement Securities equal to the number of such unreturned Loaned Securities, to the extent that such Replacement Securities are available on the open market. Such Replacement Securities shall be purchased by applying the proceeds of the Collateral with respect to such Loan to the purchase of such Replacement Securities. Subject to the Fund’s obligations with respect to assume market and investment risk of loss associated with any investment of Collateral and/or a Fund’s obligations pursuant to Sections 9(a), 9(b), and 9(c) hereof, if and to the extent that such proceeds are insufficient or the Collateral is unavailable, the purchase of such Replacement Securities shall be made at State Street’s expense.

(b)    If State Street is unable to purchase Replacement Securities pursuant to Paragraph 14(a) hereof, State Street shall credit to the Fund’s relevant account an amount equal to the Market Value of the unreturned Loaned Securities for which Replacement Securities are not so purchased, determined as of (i) the last day the Collateral continues to be successfully marked to market by the Borrower against the unreturned Loaned Securities; or (ii) the next business day following the day referred to in (i) above, if higher.

(c)    In addition to making the purchases or credits required by Paragraphs (a) and (b) hereof, State Street shall credit to the Fund’s relevant account the value of all distributions on the Loaned Securities (not otherwise credited to the Fund’s accounts with State Street), for record dates which occur before the date that State Street purchases Replacement Securities pursuant to Paragraph (a) or credits the Fund’s relevant account pursuant to Paragraph (b).

(d)    Any credits required under Paragraphs (b) and (c) hereof shall be made by application of the proceeds of the Collateral, if any, that remains after the purchase of Replacement Securities pursuant to Paragraph (a). If and to the extent that the Collateral is unavailable or the value of the proceeds of the remaining Collateral is less than the value of the sum of the credits required to be made under Paragraphs (b) and (c), such credits shall be made at State Street’s expense.

(e)    If after application of Paragraphs (a) through (d) hereof, additional Collateral remains or any previously unavailable Collateral becomes available or any additional amounts owed by the Borrower with respect to such Loan are received from the Borrower, State Street shall apply the proceeds of such Collateral or such additional amounts first to reimburse itself for any amounts expended by State Street pursuant to Paragraphs (a) through (d) above, and then to credit to the Fund’s account all other amounts owed by the Borrower to the Fund with respect to such Loan under the applicable Securities Loan Agreement.

(f)    In the event that State Street is required to make any payment and/or incur any loss or expense under this Section, State Street shall, to the extent of such payment, loss, or expense, be subrogated to, and succeed to, all of the rights of the Fund against the Borrower under the applicable Securities Loan Agreement. The Fund will, at the request of State Street, execute and deliver to State Street any confirmatory assignment or other instrument that State Street determines to be necessary or advisable to enable State Street to enforce any right to which State Street is subrogated.

15.    Continuing Agreement and Termination. It is the intention of the parties hereto that this Agreement shall constitute a continuing agreement in every respect and shall apply to each and every Loan, whether now existing or hereafter made. Any Fund and State Street may each at any time terminate this Agreement with respect to such Fund upon five (5) business days’ written notice to the other to that effect, The only effects of any such termination of this Agreement will be that (a) following such termination, no further Loans shall be made hereunder by State Street on behalf of such Funds, and (b) State Street shall, within a reasonable time after termination of this Agreement, terminate any and all outstanding Loans with respect to such Fund. The provisions hereof shall continue in full force and effect in all other respects until all Loans have been terminated and all obligations satisfied as herein provided. State Street does not assume any market or investment risk of loss associated with the Fund’s change in cash Collateral investment vehicles or termination of, or change in, its participation in this securities lending program and the corresponding liquidation of cash Collateral investments.

16.    Notices. Except as otherwise specifically provided herein, notices under this Agreement shall be in writing. A notice shall be sufficient if sent to the party entitled to receive such notice by email, facsimile transmission, or prepaid overnight delivery service, or for termination of this Agreement only, by certified or registered mail, and addressed as shown below. Facsimile and email notices shall be sufficient only if receipt is acknowledged by the party to which such notice is communicated at the numbers and email addresses shown below.

If to the Funds:

SSGA FUNDS

STATE STREET INSTITUTIONAL INVESTMENT TRUST

STATE STREET MASTER FUNDS

c/o SSGA Funds Management, Inc.

One Lincoln Street, SFC/25

Boston, Massachusetts 02111

Attn: Ellen Needham

Tel: (617)664-6252

Fax: (617)664-2669

If to State Street:

State Street Bank and Trust Company

Securities Finance

State Street Financial Center

One Lincoln Street

Boston, Massachusetts 02111-2900

Attn: Legal Department, 4th Floor

Fax: (617) 946-0046

SFLegal@StateStreet.com

or to such other addresses as any party may furnish to the other parties by written notice under this section.

Whenever this Agreement permits or requires any Fund to give notice to, direct, or provide information to State Street, such notice, direction, or information shall be provided to State Street on the Fund’s behalf by any individual designated for such purpose by the Fund in a written notice to State Street. This Agreement shall be considered such a designation of the person executing the Agreement on the Fund’s behalf. After State Street’s receipt of such a notice of designation and until its receipt of a notice revoking such designation, State Street shall be fully protected in relying upon the notices, directions, and information given by such designee.

17.    Securities Investors Protection Act of 1970 Notice. EACH FUND IS HEREBY ADVISED AND ACKNOWLEDGES THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT THE FUND WITH RESPECT TO THE LOAN OF SECURITIES HEREUNDER AND THAT, THEREFORE, THE COLLATERAL DELIVERED TO THE FUND MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF THE BROKER’S OR DEALER’S OBLIGATION IN THE EVENT THE BROKER OR DEALER FAILS TO RETURN THE SECURITIES.

18.    Authorized Representatives. Each Fund authorizes State Street to accept and to act on any instructions or other communications, regardless of how sent or delivered, from any Authorized Representative. Each Fund shall be fully responsible for all acts of any Authorized Representative, even if that person exceeds his or her authority, and in no event shall State Street be liable to any Fund or any other third party for any losses or damages arising out of or relating to any act State Street takes or fails to take in connection with any such instructions or other communications.

19.    Agents. State Street may use such agents, including but not limited to, such regulated clearing agents, securities depositaries, nominees, sub-custodians, third party custodians and State Street Affiliates, as State Street deems appropriate to carry out its duties under this Agreement. To the extent the State Street Affiliates act as State Street’s agent hereunder, State Street agrees to be responsible for the acts and omissions of such State Street Affiliates as though performed by State Street directly. Each Fund agrees that State Street’s sole liability for the acts or omissions of any other agent shall be limited to liability arising from State Street’s failure to use reasonable care in the selection of such agent.

20.    Force Majeure. State Street shall not be responsible for any losses, costs or damages suffered by a Fund resulting directly or indirectly from war, riot, revolution, terrorism, acts of government or other causes beyond the reasonable control or apprehension of State Street.

21.    Taxation. Each Fund acknowledges that, with respect to payments of distributions from Borrower, the Fund will generally not be entitled to any credits, including foreign tax credits, for any income tax that would normally be withheld at source on actual distributions of income made by the issuer of the Loaned Securities.

Each Fund acknowledges that, unless otherwise agreed, payments of distributions from Borrower will be determined by reference to Applicable Law as of the date of each payment and no adjustment will be made to amounts paid by Borrower as a result of any retroactive change in Applicable Law that is announced or enacted after the date of the relevant payment or any decision of a court of competent jurisdiction which is made after the date of the relevant payment (other than where such decision results from an action taken with respect to this Agreement or amounts paid or payable under this Agreement).

Each Fund further acknowledges that any taxes required to be withheld at source from Fee Income shall be deducted from the amount credited to the Fund’s securities lending account.

22.    Miscellaneous. This Agreement supersedes any other agreement between the parties (including any previously executed Securities Lending Authorization Agreements with State Street, as applicable) or any representations made by one party to the other, whether oral or in writing, concerning Loans of Available Securities by State Street on behalf of the Funds. This Agreement shall not be assigned by either State Street or any Fund without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors, and assigns. This Agreement shall be governed and construed in accordance with the laws of The Commonwealth of Massachusetts. Each Fund hereby irrevocably submits to the jurisdiction of any Massachusetts state or Federal court sitting in The Commonwealth of Massachusetts in any action or proceeding arising out of or related to this Agreement and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Massachusetts state or Federal court except that this provision shall not preclude any party from removing any action to Federal court. Each Fund hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each Fund hereby irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Fund at its address specified in Section 16 hereof. Each Fund agrees that a final judgment in any such action or proceeding, all appeals having been taken or the time period for such appeals having expired, shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision hereof shall not affect any other provision of this Agreement. If in the construction of this Agreement any court should deem any provision to be invalid because of scope or duration, then such court shall forthwith reduce such scope or duration to that which is appropriate and enforce this Agreement in its modified scope or duration.

23.    Confidentiality. All information provided under this Agreement by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations shall be treated as confidential. Subject to Section 24 below, all confidential information provided under this Agreement by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement or managing the business of the Receiving Party and its affiliates, including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation, or that is disclosed as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct State Street or State Street Affiliates to employ with respect to a Fund (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement), or (e) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.

24.    Use of Data.

(a) In connection with the provision of the services and the discharge of its other obligations under this Agreement, State Street and/or State Street Affiliates may collect and store information regarding the Fund and share such information with State Street and/or State Street Affiliates, agents and service providers in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and other agreements between the Fund and State Street or any State Street Affiliate and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.

(b) Subject to paragraph (c) below, State Street and/or State Street Affiliates (except those State Street Affiliates or business divisions principally engaged in the business of asset management) may use any data or other information (“Data”) obtained by such entities in the performance of their services under this Agreement or any other agreement between the Fund and State Street or a State Street Affiliate, including Data regarding transactions and portfolio holdings relating to the Fund, and publish, sell, distribute or otherwise commercialize the Data; provided that, unless the Fund otherwise consents, Data is combined or aggregated with information relating to (i) other customers of State Street and/or State Street Affiliates or (ii) information derived from other sources, in each case such that any published information will be displayed in a manner designed to prevent attribution to or identification of such Data with the Fund. The Fund agrees that State Street and/or State Street Affiliates (i) may seek to profit and realize economic benefit from the commercialization and use of the Data, (ii) shall be entitled to retain all such benefit as compensation for services under this Agreement or such other agreement.

(c) Except as expressly contemplated by this Agreement, nothing in this Section 24 shall limit the confidentiality and data-protection obligations of State Street and State Street Affiliates under this Agreement and applicable law. State Street and/or State Street Affiliates shall cause State Street and/or any State Street Affiliate, agent or service provider to which it has disclosed Data pursuant to this Section 23 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement.

25.    Counterparts. The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one (1) instrument.

26.    Modification. This Agreement shall not be modified except by an instrument in writing signed by the parties hereto.

27.    Client Notification of Limitation of Liability of Trustees and Shareholders. The Declaration of Trust of each Trust, as amended from time to time, establishing such Trust, which is hereby referred to and a copy of which is on file with the Secretary of The Commonwealth of Massachusetts, provides that the name of such Trust, as stated herein, means the trustees from time to time serving (as trustees, but not personally) under said Declaration of Trust. Notice is hereby given that nothing in this Agreement shall be construed as binding upon any of the shareholders, trustees, officers, employees, members or agents of such Trust, personally, but shall bind only the assets and property of such Trust.

[Remainder of the Page Intentionally Left Blank.]

IN WITNESS WHEREOF, each of the parties has caused their duly authorized officer(s) to execute this Agreement, effective as of the first date set forth above.

SPDR SERIES TRUST, on behalf of each of its respective series as listed on
Schedule B, severally and not jointly

By:	/s/ Ellen M. Needham
	Name:	Ellen M. Needham
	Title:	President

SPDR INDEX SHARES on behalf of each of its respective series as listed on
Schedule B, severally and not jointly

By:	/s/ Ellen M. Needham
	Name:	Ellen M. Needham
	Title:	President

SSGA ACTIVE TRUST, on behalf of each of its respective series as listed on Schedule B, severally and not jointly

By:	/s/ Ellen M. Needham
	Name:	Ellen M. Needham
	Title:	President

SSGA MASTER TRUST, on behalf of each of its respective series as listed on Schedule B, severally and not jointly

By:	/s/ Ellen M. Needham
	Name:	Ellen M. Needham
	Title:	President

STATE STREET BANK AND TRUST COMPANY

By:	/s/ James F. McDonald
	Name:	James F. McDonald
	Title:	Senior Managing Director

Schedule A

This Schedule is attached to and made part of the Master Amended and Restated Securities Lending Authorization Agreement, dated the 6th day of January, 2017 among SPDR SERIES TRUST, SPDR INDEX SHARES, SSGA ACTIVE TRUST, and SSGA MASTER TRUST, EACH ON BEHALF OF EACH OF ITS RESPECTIVE SERIES AS LISTED ON SCHEDULE B, SEVERALLY AND NOT JOINTLY (the “Funds”), and STATE STREET BANK AND TRUST COMPANY acting either directly or through the State Street Affiliates (collectively, “State Street”).

Schedule of Fees

- Eighty-five percent (85%) payable to the Fund, and

- Fifteen percent (15%) payable to State Street.

-

Each Fund instructs State Street to invest cash Collateral in the State Street Navigator Securities Lending Government Money Market Portfolio (the “Government Portfolio”). The management fees for investing in the Government Portfolio are as set forth in the Confidential Offering Memorandum dated October 18, 2016 (the “Government COM”).

Cash Collateral including money received in respect of cash Collateral may be invested in the Government Portfolio by State Street. Daily distributions from the Government Portfolio may be reinvested into the Government Portfolio until redeemed each month to pay amounts due by the Funds hereunder. Such reinvested earnings may be held in an omnibus account until redeemed monthly. In addition, to the extent that cash Collateral cannot be promptly invested in the Government Portfolio pursuant to the Fund’s direction above due to the timing of delivery by Borrower or otherwise (including if the Government Portfolio is not available for any reason), the Fund hereby directs State Street to hold such cash Collateral in a demand deposit account or similar account (which, in each case, may or may not earn interest) until such cash Collateral can be invested in the Government Portfolio pursuant to the Fund’s direction above or pursuant to a modified direction provided by the Fund in writing and agreed to by State Street if the Government Portfolio is no longer available. In the event the Government Portfolio is no longer available for any reason, the Fund covenants and agrees to promptly provide State Street with a modified direction, and in no event later than five (5) business days’ from the date of the Fund becoming aware of the Government Portfolio’s unavailability. The Fund hereby acknowledges that during the interim period between the unavailability of the Government Portfolio and the implementation of its modified direction, State Street may recall loans collateralized by cash Collateral in its sole discretion for the purpose of reducing on loan balances. Additionally, the Fund hereby acknowledges that during the interim period between the unavailability of the Government Portfolio and the implementation of its modified direction, standard reporting relating to cash Collateral may not be available to the Fund.

Schedule B

This Schedule is attached to and made part of the Master Amended and Restated Securities Lending Authorization Agreement, dated the 6th day of January, 2017 among SPDR SERIES TRUST, SPDR INDEX SHARES, SSGA ACTIVE TRUST, and SSGA MASTER TRUST, EACH ON BEHALF OF EACH OF ITS RESPECTIVE SERIES AS LISTED ON SCHEDULE B, SEVERALLY AND NOT JOINTLY (the “Funds”), and STATE STREET BANK AND TRUST COMPANY acting either directly or through the State Street Affiliates (collectively, “State Street”).

Portfolio Name	Tax Year- End
SPDR Index Shares Funds
SPDR Dow Jones Global Real Estate ETF	September 30
SPDR Dow Jones International Real Estate ETF	September 30
SPDR MSCI ACWI ex-US ETF	September 30
SPDR MSCI ACWI IMI ETF	September 30
SPDR MSCI ACWI Low Carbon Target ETF	September 30
SPDR MSCI Australia StrategicFactors ETF	September 30
SPDR MSCI Canada StrategicFactors ETF	September 30
SPDR MSCI China A Shares IMI ETF	September 30
SPDR MSCI EAFE StrategicFactors ETF	September 30
SPDR MSCI EAFE Fossil Fuel Reserves Free ETF	September 30
SPDR MSCI Emerging Markets Fossil Fuel Reserves Free ETF	September 30
SPDR MSCI Emerging Markets StrategicFactors ETF	September 30
SPDR MSCI Germany StrategicFactors ETF	September 30
SPDR MSCI Japan StrategicFactors ETF	September 30
SPDR MSCI Spain StrategicFactors ETF	September 30
SPDR MSCI United Kingdom StrategicFactors ETF	September 30
SPDR MSCI World StrategicFactors ETF	September 30
SPDR S&P China ETF	September 30
SPDR S&P Emerging Asia Pacific ETF	September 30
SPDR S&P Emerging Europe ETF	September 30
SPDR S&P Emerging Latin America ETF	September 30
SPDR S&P Emerging Markets Dividend ETF	September 30
SPDR S&P Emerging Markets ETF	September 30
SPDR S&P Emerging Markets Small Cap ETF	September 30
SPDR S&P Emerging Middle East & Africa ETF	September 30
SPDR S&P Global Dividend ETF	September 30
SPDR S&P Global Infrastructure ETF	September 30
SPDR S&P Global Natural Resources ETF	September 30
SPDR S&P International Consumer Discretionary Sector ETF	September 30
SPDR S&P International Consumer Staples Sector ETF	September 30
SPDR S&P International Dividend Currency Hedged ETF	September 30

SPDR S&P International Dividend ETF	September 30
SPDR S&P International Energy Sector ETF	September 30
SPDR S&P International Financial Sector ETF	September 30
SPDR S&P International Health Care Sector ETF	September 30
SPDR S&P International Industrial Sector ETF	September 30
SPDR S&P International Materials Sector ETF	September 30
SPDR S&P International Small Cap ETF	September 30
SPDR S&P International Technology Sector ETF	September 30
SPDR S&P International Telecommunications Sector ETF	September 30
SPDR S&P International Utilities Sector ETF	September 30
SPDR S&P North American Natural Resources ETF	September 30
SPDR S&P Russia ETF	September 30
SPDR S&P World ex-US ETF	September 30
SPDR EURO STOXX 50 ETF	September 30
SPDR EURO STOXX 50 Currency Hedged ETF	September 30
SPDR EURO STOXX Small Cap ETF	September 30
SPDR STOXX Europe 50 ETF	September 30

SPDR Series Trust
SPDR Bloomberg Barclays 0-5 Year TIPS ETF	June 30
SPDR Bloomberg Barclays 1-10 Year TIPS ETF	June 30
SPDR Bloomberg Barclays 1-3 Month T-Bill ETF	June 30
SPDR Bloomberg Barclays Aggregate Bond ETF	June 30
SPDR Bloomberg Barclays Convertible Securities ETF	June 30
SPDR Bloomberg Barclays Emerging Markets Local Bond ETF	June 30
SPDR Bloomberg Barclays High Yield Bond ETF	June 30
SPDR Bloomberg Barclays Intermediate Term Corporate Bond ETF	June 30
SPDR Bloomberg Barclays Intermediate Term Treasury ETF	June 30
SPDR Bloomberg Barclays International Corporate Bond ETF	June 30
SPDR Bloomberg Barclays International Treasury Bond ETF	June 30
SPDR Bloomberg Barclays Investment Grade Floating Rate ETF	June 30
SPDR Bloomberg Barclays Issuer Scored Corporate Bond ETF	June 30
SPDR Bloomberg Barclays Long Term Corporate Bond ETF	June 30
SPDR Bloomberg Barclays Long Term Treasury ETF	June 30
SPDR Bloomberg Barclays Mortgage Backed Bond ETF	June 30
SPDR Bloomberg Barclays Short Term Corporate Bond ETF	June 30
SPDR Bloomberg Barclays Short Term High Yield Bond ETF	June 30

SPDR Bloomberg Barclays Short Term International Treasury Bond ETF	June 30
SPDR Bloomberg Barclays Short Term Treasury ETF	June 30
SPDR Bloomberg Barclays TIPS ETF	June 30
SPDR Nuveen Bloomberg Barclays Municipal Bond ETF	June 30
SPDR Nuveen Bloomberg Barclays Short Term Municipal Bond ETF	June 30
SPDR BofA Merrill Lynch Crossover Corporate Bond ETF	June 30
SPDR Citi International Government Inflation-Protected Bond ETF	June 30
SPDR Dorsey Wright Fixed Income Allocation ETF	June 30
SPDR Dow Jones REIT ETF	June 30
SPDR FactSet Innovative Technology ETF	June 30
SPDR Global Dow ETF	June 30
SPDR Morgan Stanley Technology ETF	June 30
SPDR MSCI USA StrategicFactors ETF	June 30
SPDR Russell 1000 ETF	June 30
SPDR SSGA US Large Cap Low Volatility Index ETF	June 30
SPDR Russell 1000 Low Volatility Focus ETF	June 30
SPDR Russell 1000 Momentum Focus ETF	June 30
SPDR Russell 1000 Yield Focus ETF	June 30
SPDR Russell 2000 ETF	June 30
SPDR SSGA US Small Cap Low Volatility Index ETF	June 30
SPDR Russell 3000 ETF	June 30
SPDR Nuveen S&P High Yield Municipal Bond ETF	June 30
SPDR S&P 1000 ETF	June 30
SPDR S&P 1500 Momentum Tilt ETF	June 30
SPDR S&P 1500 Value Tilt ETF	June 30
SPDR S&P 400 Mid Cap Growth ETF	June 30
SPDR S&P 400 Mid Cap Value ETF	June 30
SPDR S&P 500 Buyback ETF	June 30
SPDR S&P 500 Fossil Fuel Reserves Free ETF	June 30
SPDR S&P 500 Growth ETF	June 30
SPDR S&P 500 High Dividend ETF	June 30
SPDR S&P 500 Value ETF	June 30
SPDR S&P 600 Small Cap ETF	June 30
SPDR S&P 600 Small Cap Growth ETF	June 30
SPDR S&P 600 Small Cap Value ETF	June 30
SPDR S&P Aerospace & Defense ETF	June 30
SPDR S&P Bank ETF	June 30
SPDR S&P Biotech ETF	June 30
SPDR S&P Capital Markets ETF	June 30
SPDR S&P Dividend ETF	June 30
SPDR S&P Health Care Equipment ETF	June 30
SPDR S&P Health Care Services ETF	June 30
SPDR S&P Homebuilders ETF	June 30
SPDR S&P Insurance ETF	June 30

SPDR S&P Internet ETF	June 30
SPDR S&P Metals & Mining ETF	June 30
SPDR S&P Oil & Gas Equipment & Services ETF	June 30
SPDR S&P Oil & Gas Exploration & Production ETF	June 30
SPDR S&P Pharmaceuticals ETF	June 30
SPDR S&P Regional Banking ETF	June 30
SPDR S&P Retail ETF	June 30
SPDR S&P Semiconductor ETF	June 30
SPDR S&P Software & Services ETF	June 30
SPDR S&P Technology Hardware ETF	June 30
SPDR S&P Telecom ETF	June 30
SPDR S&P Transportation ETF	June 30
SPDR SSGA Gender Diversity Index ETF	June 30
SPDR Wells Fargo Preferred Stock ETF	June 30

SSGA Active Trust
SPDR Blackstone / GSO Senior Loan ETF	June 30
SPDR DoubleLine Emerging Markets Fixed Income ETF	June 30
SPDR DoubleLine Short Duration Total Return Tactical ETF	June 30
SPDR DoubleLine Total Return Tactical ETF	June 30
SPDR MFS Systematic Core Equity ETF	June 30
SPDR MFS Systematic Growth Equity ETF	June 30
SPDR MFS Systematic Value Equity ETF	June 30
SPDR SSGA Global Allocation ETF	June 30
SPDR SSGA Income Allocation ETF	June 30
SPDR SSGA Multi-Asset Real Return ETF	June 30
SPDR SSGA Ultra Short Term Bond ETF	June 30

SSGA Master Trust
Blackstone / GSO Senior Loan ETF	June 30
State Street DoubleLine Total Return Tactical ETF	June 30
SSGA MFS Systematic Core Equity ETF	June 30
SSGA MFS Systematic Growth Equity ETF	June 30
SSGA MFS Systematic Value Equity ETF	June 30
SSGA Global Allocation ETF	June 30
SSGA Income Allocation ETF	June 30
SSGA Multi-Asset Real Return ETF	June 30
SSGA Ultra Short Term Bond ETF	June 30

Schedule C

This Schedule is attached to and made part of the Master Amended and Restated Securities Lending Authorization Agreement, dated the 6th day of January, 2017 among SPDR SERIES TRUST, SPDR INDEX SHARES, SSGA ACTIVE TRUST, and SSGA MASTER TRUST, EACH ON BEHALF OF EACH OF ITS RESPECTIVE SERIES AS LISTED ON SCHEDULE B, SEVERALLY AND NOT JOINTLY (the “Funds”), and STATE STREET BANK AND TRUST COMPANY acting either directly or through the State Street Affiliates (collectively, “State Street”).

Acceptable Forms of Collateral

•	Cash (U.S. and foreign currency);

•	Securities issued or guaranteed by the United States government or its agencies or instrumentalities; and

•	Such other Collateral as the parties may agree to in writing from time to time.

Schedule D

This Schedule is attached to and made part of the Master Amended and Restated Securities Lending Authorization Agreement, dated the 6th day of January, 2017 among SPDR SERIES TRUST, SPDR INDEX SHARES, SSGA ACTIVE TRUST, and SSGA MASTER TRUST, EACH ON BEHALF OF EACH OF ITS RESPECTIVE SERIES AS LISTED ON SCHEDULE B, SEVERALLY AND NOT JOINTLY (the “Funds”), and STATE STREET BANK AND TRUST COMPANY acting either directly or through the State Street Affiliates (collectively, “State Street”).

Schedule of Borrowers

ABN AMRO Bank N.V.

Australia and New Zealand Banking Group Ltd.

Bank of Montreal

Barclays Bank Plc

Barclays Capital Inc.

Barclays Capital Securities Limited

BMO Capital Markets Corp

BMO Capital Markets Limited

BMO Nesbitt Burns Inc.

BNP Paribas Arbitrage SNC

BNP Paribas (London Branch)

BNP Paribas Prime Brokerage Inc.

BNP Paribas SA

BNP Paribas Securities Corporation

Citigroup Global Markets Australia Pty Ltd

Citigroup Global Markets Inc.

Citigroup Global Markets Limited

Commonwealth Bank of Australia

Credit Suisse Equities (Australia) Limited

Credit Suisse Securities (Europe) Limited

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co.

Goldman Sachs International

HSBC Bank plc

HSBC Securities (USA) Inc.

ING Bank N.V.

ING Bank N.V. (London Branch)

ING Financial Markets LLC

JP Morgan Securities Australia Limited

JP Morgan Securities LLC

JP Morgan Securities PLC

Lloyds Bank PLC

MacQuarie Bank Ltd.

MacQuarie Bank Ltd. (London Branch)

Merrill Lynch Canada Inc.

Merrill Lynch Equities (Australia) Limited

Merrill Lynch International

Merrill Lynch, Pierce, Fenner & Smith, Inc.

Mitsubishi UFJ Securities (USA) Inc.

Mitsubishi UFJ Securities International plc

Morgan Stanley & Co. International plc

Morgan Stanley & Co. LLC

National Australia Bank Ltd.

National Bank Financial Inc.

National Bank of Canada

Nomura International PLC

Nomura Securities International Inc.

RBC Capital Markets, LLC

RBC Dominion Securities Inc.

RBC Europe Limited

RBS Securities Inc.

Royal Bank of Canada

Royal Bank of Canada (Sydney Branch)

Royal Bank of Scotland Plc

Scotia Capital (USA) Inc.

SG Americas Securities, LLC

SG Option Europe SA

Skandinaviska Enskilda Banken

Societe Generale (Canada Branch)

Societe Generale SA

Societe Generale SA (London Branch)

Societe Generale SA (New York Branch)

Standard Chartered Bank

TD Securities (USA) LLC

TD Securities Inc.

Toronto-Dominion Bank

UBS AG

UBS AG (London Branch)

UBS AG (Sydney Branch)

UBS Limited

UBS Securities LLC

Wells Fargo Bank National Association

Wells Fargo Clearing Services, LLC

Wells Fargo Securities, LLC

Westpac Banking Corporation